Exhibit 10.11

TERMINATION AND EXCHANGE AGREEMENT

THIS TERMINATION AND EXCHANGE AGREEMENT (the “Agreement”) is made as of February 19, 2008 (the “Effective Date”), by and among PRIMORIS CORPORATION, a Nevada corporation (the “Company”), BORN HEATERS CANADA ULC, an Alberta corporation and subsidiary of the Company (“Subsidiary”), BORN HEATERS CANADA LTD., an Alberta corporation (“Born”), and RHAPSODY ACQUISITION CORP., a Delaware Corporation (“Rhapsody”).

RECITALS

A. The Company and Born are parties to that certain Put and Call Agreement dated October 3, 2005 (the “Put and Call Agreement”).

B. Born owns sixty (60) shares of Class B Non-Voting Common Stock of Subsidiary (the “Born Shares”). The Company owns all of the remaining capital stock of Subsidiary.

C. The Company intends to merge (the “Merger”) with and into Rhapsody with Rhapsody as the surviving corporation pursuant to that certain Agreement and Plan of Merger by and among Rhapsody, the Company and certain shareholders of the Company (the “Merger Agreement”). Capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to them in the Merger Agreement.

D. The Company, Subsidiary, Born and Rhapsody desire to, contingent upon consummation of the Merger, terminate the Put and Call Agreement and cancel the Born Shares. In consideration of the termination of the Put and Call Agreement and cancellation of the Born Shares, (i) Rhapsody desires to issue to Born Four Hundred Thirty-Seven Thousand Four Hundred (437,400) shares of common stock of Rhapsody (the “Rhapsody Shares”) In addition, at the Closing, Subsidiary desires to pay to Born Nine Hundred Eighty-Nine Thousand Three Hundred Fifty-Four Dollars ($989,354) (the “Payment”).

AGREEMENT

NOW, THEREFORE, the parties do hereby agree as follows:

1.  Termination; Exchange. Effective upon consummation of the Merger, the parties hereto agree that:

(a)  Termination. The Put and Call Agreement shall be terminated, by mutual agreement and without liability to the Company or Born, and shall have no further force and effect.

(b)  Exchange of Shares. Born shall surrender the Born Shares to Subsidiary, and Subsidiary will cancel the Born Shares. In consideration of surrender of the Born Shares and termination of the Put and Call Agreement, (i) the Company shall pay to Born the Payment in cash and (ii) Rhapsody shall issue to Born the Rhapsody Shares, of which Four Hundred Four Thousand Five Hundred Ninety-Five (404,595) shall be issued at Closing, and Thirty-Two Thousand Eight Hundred Five (32,805) shall be Escrow Shares (as defined in Section 1.11 of the Merger Agreement). Notwithstanding the issuance of the Rhapsody Shares, Born shall be entitled to its proportionate number of EBITDA Shares to be issued pursuant to Section 1.18 of the Merger Agreement. .

(c)  Born Acknowledgement. In consideration of the Payment and issuance of the Rhapsody Shares, Born hereby acknowledges that (i) it is bound by the Merger Agreement, including the Escrow Agreement, and (ii) it shall not be entitled to participate in any cash distribution or tax-related distribution by the Company to its stockholders in connection with the Merger; provided, however, that Born will be entitled to participate in payment of the EBITDA Shares pursuant to the Merger Agreement.

2.  Representations and Warranties.

(a)  Born represents and warrants to the Company, Subsidiary and Rhapsody that Born owns the Born Shares free and clear of any security interests, options, warrants, purchase rights, contracts, commitments, equities, claims, encumbrances and demands. Born is not a party to any option, warrant, purchase right or other contract or commitment that could require Born to sell, transfer or otherwise dispose of any of the Born Shares (other than the Put and Call Agreement and this Agreement).

(b)  Each of the parties hereto represents to the other parties hereto that it has the full power and authority to enter into, sign and deliver this Agreement and to perform all of the obligations set forth herein.

(c)  Each of the parties hereto represents to the other parties hereto that this Agreement and all other documents, instruments and agreements executed by each of the parties hereto in connection herewith have been validly executed and delivered by such party and constitute such party’s valid and legally binding agreements, enforceable against such party in accordance with their terms, except to the extent that enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting the enforceability of creditors’ rights generally, or by general equitable principles.

3.  Miscellaneous.

(a)  Survival of Representations and Warranties. All representations, warranties and covenants under this Agreement shall survive the closing and delivery of this Agreement.

(b)  Captions. The section headings contained herein are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

(c)  Entire Agreement. This Agreement sets forth the entire agreement and understanding of the Parties relating to the subject matter hereof, and supersedes all prior agreements, arrangements and understandings, written or oral, between the Parties. No representation, promise or inducement has been made by any Party that is not embodied in this Agreement or in the other documents and agreements delivered in accordance herewith, and no Party shall be bound by or be liable for any alleged representation, promise or inducement not so set forth.

(d)  Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, and it shall not be necessary in making proof of this Agreement, to produce or account for more than one such counterpart.

(e)  Further Assurances. The Parties agree that they will execute any additional documents which may be necessary to carry out the terms and intentions of the Parties.

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above indicated.

THE COMPANY:	PRIMORIS CORPORATION, a Nevada corporation

	By:	/s/ Brian Pratt
Brian Pratt, Chief Executive Officer

SUBSIDIARY:	BORN HEATERS CANADA ULC, an Alberta corporation

	By:	/s/ Alfons Theeuwes
	Name:	Alfons Theeuwes
	Its:	CFO

BORN:	BORN HEATERS CANADA LTD., an Alberta corporation

	By:	/s/ Roger R. Newnham
Roger R. Newnham, President

RHAPSODY:	RHAPSODY ACQUISITION CORP., a Delaware corporation

	By:	/s/ Eric Rosenfeld
Eric Rosenfeld, Chairman, CEO and President